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                            GLOBECOMM SYSTEMS, INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM
------------------
   SECTION 1:         Action                               Complete Sections:
------------------    -------------------------------      ------------------
ACTIONS               [ ]  New Enrollment                  2, 3, 6, 7 and sign
                                                           attached Stock
                                                           Purchase Agreement
                      [ ]  Payroll Deduction Change        2, 4, 7

                      [ ]  Terminate Payroll Deductions    2, 5, 7

                      [ ]  Beneficiary Change              2, 6, 7

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------------------
   SECTION 2:         Name
------------------         ----------------------------------------------------
                              Last          First          MI        Dept.
PERSONNEL
DATA                  Home Address
                                    -------------------------------------------
                                                      Street

                                    -------------------------------------------
                                         City          State         Zip Code

                      Social Security #             -         -
                                        --- --- ---   --- ---   --- --- --- ---

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------------------
   SECTION 3:         Effective with the Purchase     Payroll Deduction
------------------    Interval Beginning:             Amount:  ____% of base
                                                      salary
NEW                   [ ]  January 1,
ENROLLMENT            [ ]  July 1,                    * Must be a multiple of
                                                        1% up to a maximum of
                                                        10% of base salary

===============================================================================

------------------
   SECTION 4:         Effective with the
------------------    Pay Period Beginning:
                                            ----------------------------------
PAYROLL DEDUCTION
CHANGE
                      I authorize the following new level of
                      payroll deduction: ____% of base salary*

                      * Must be a multiple of 1% up to a maximum of 10% of
                        base salary

                      NOTE: You may reduce your rate of payroll deductions once per purchase period to become effective as soon as possible following the filing of the change form.

===============================================================================

------------------
   SECTION 5:
------------------    Effective with the
                      Pay Period Beginning:
 TERMINATE                                   ---------------------------------
 PAYROLL                                            Month, Day and Year
 DEDUCTIONS
                      Your election to terminate your payroll deductions for the balance of the offering period cannot be changed, and you may not rejoin the purchase period at a later date.
                      You will not be able to resume participation in the ESPP prior to the commencement of the next offering period.

                      In connection with my voluntary termination of payroll deductions (or an approved leave of absence), I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

                      [ ] Purchase shares of Globecomm Systems Inc. on next
                          scheduled purchase date

                                            OR

                      [ ]  Refund ESPP payroll deductions collected

                      NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

===============================================================================

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   SECTION 6:        In connection with my leave of absence, I elect the
------------------   following action with respect to my ESPP payroll
                     deductions to date:

LEAVE OF             [ ]  Purchase shares of Globecomm Systems Inc. on next
ABSENCE                   scheduled purchase date

                           OR

                     [ ]  Refund ESPP payroll deductions collected

                     NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.

===============================================================================

------------------
   SECTION 7:
------------------

AUTHORIZATION        I HEREBY AUTHORIZE THE SPECIFIC ACTION OR ACTIONS
                     INDICATED ABOVE.


----------------------------         ------------------------------------------
            Date                                Signature of Employee